EXHIBIT 5.1

February 27, 2026

Bruker Corporation

40 Manning Road

Billerica, MA 01821

Re:	Bruker Corporation

Registration Statement on Form S-8 Filed on February 27, 2026

Ladies and Gentlemen:

We have acted as counsel to Bruker Corporation, a Delaware corporation (the “Company”), in connection with its filing of the referenced Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”) on the date hereof. The Registration Statement relates to the registration under the Act of the offer and sale of an aggregate of 6,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”) that may be issued in accordance with the Bruker Corporation 2026 Incentive Compensation Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company’s Restated Articles of Incorporation, as amended to date (the “Restated Articles”), (ii) the Company’s Amended and Restated Bylaws, as amended to date, (iii) certain resolutions of the Board of Directors of the Company relating to the Registration Statement, (iv) the Plan, and (v) such other documents, records and other instruments as we have deemed appropriate for the purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. With respect to matters of fact relevant to our opinions as set forth below, we have relied upon certificates of officers of the Company, representations made by the Company in documents examined by us, and representations of officers of the Company.

Based upon the foregoing, we are of the opinion, as of the date hereof, that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in the manner and on the terms described in the Plan, will be validly issued, fully paid, and non-assessable.

The opinions expressed herein are limited to the Federal laws of the United States and the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP